Exhibit 99.1

LightWave Acquisition Corp. Announces Pricing of $187,500,000 Initial Public Offering

Dallas, TX, June 24, 2025 (GLOBE NEWSWIRE) -- LightWave Acquisition Corp. (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 18,750,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant, which becomes exercisable 30 days after the completion of the Company’s initial business combination, will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share. The units are expected to trade on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “LWACU” beginning June 25, 2025. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “LWAC” and “LWACW,” respectively.

BTIG, LLC is acting as sole book-running manager for the offering. Roberts and Ryan, Inc. is acting as co-manager.

The Company has granted the underwriter a 45-day option to purchase up to an additional 2,812,500 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on June 26, 2025, subject to customary closing conditions.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 24, 2025. The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: BTIG, LLC, 65 East 55th Street New York, New York 10022, Attn: Syndicate Department, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LightWave Acquisition Corp.

LightWave Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination in any sector, the Company will primarily focus on target businesses in the technology industry. The Company’s management team is led by Robert M. Bennett, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and William W. Bunker, its Chief Financial Officer and Vice Chairman of the Board. In addition, the Board includes Robert Hochberg, Charlotte S. Blechman, and Allen C. Dickason.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of LightWave Acquisition Corp., including those set forth in the Risk Factors section of LightWave Acquisition Corp.’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. LightWave Acquisition Corp. undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Robert Bennett
Chief Executive Officer
rbennett@firstlex.com